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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We have issued our Audit Report dated August 30, 2000, accompanying the financial statements for the years ended December 31, 1998 and 1999 of Evergreen Network.com, Inc., which are included in its Report on Form 10SB12(g). We consent to the inclusion in the Registration Statement of the aforementioned Audit Report.




The Whitmore Company, P.C.
Scottsdale, Arizona
October 9, 2000